Exhibit 99.1

July 2020 Investor Presentation

Cautionary Statement Regarding Forward Looking Statements Statements in this presentation that are not historical, are forward - looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . Such statements include, but are not limited to, statements regarding the Company’s ability to generate positive free cash flow in fiscal 2021 ; the expectations for the second quarter of fiscal 2021 ; the expected client retention rate for fiscal 2021 ; the plan to further reduce corporate expenses ; the ongoing impact of the recent global coronavirus (COVID - 19 ) pandemic on the Company’s business ; and any assumptions underlying any of the foregoing . Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward - looking statements . These forward - looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to : the impact of COVID - 19 on the Company’s workforce, operations, stores, expenses and supply chain, and the operations of the Company’s customers, suppliers and business partners ; the Company’s ability to successfully implement its new business strategy (including any delays and adjustments as a result of COVID - 19 ) and improve the operating performance of its stores ; the Company’s high level of indebtedness and its ability to satisfy its obligations and the other covenants contained in the Company’s debt agreements ; general competitive, economic, industry, market, political (including healthcare reform), and regulatory conditions, as well as factors specific to the markets in which the Company operates ; the impact of private and public third - party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order ; the Company’s ability to manage expenses and its investments in working capital ; the Company’s ability to achieve the benefits of the Company’s efforts to reduce the costs of its generic and other drugs ; outcomes of legal and regulatory matters ; the Company’s ability to partner and have relationships with health plans and health systems ; and the continued integration of the Company’s new senior management team and its ability to realize the benefits from its organizational restructuring . These and other risks, assumptions and uncertainties are more fully described in Item 1 A (Risk Factors) of the Company’s (i) most recent Annual Report on Form 10 - K and (ii) the Quarterly Report on Form 10 - Q for the quarter ended May 30 , 2020 , and in other documents that it files or furnishes with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read . To the extent that COVID - 19 adversely affects the Company’s business and financial results, it may also have the effect of heightening many of such risk factors . Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward - looking statements . Accordingly, you are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date they are made . The degree to which COVID - 19 may affect the Company’s results and operations will depend on future developments, which are highly uncertain, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact (including travel bans and restrictions, quarantines, shelter - in - place orders and shutdowns), and how quickly and to what extent normal economic and operating conditions can resume . As a result, the impact on the Company’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material . The Company expressly disclaims any current intention to update publicly any forward - looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise . Not an Offer of any Security . This presentation is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Rite Aid, and may not be relied upon in connection with the purchase or sale of any such security . Safe Harbor Statement 2

The following presentation includes the non - GAAP financial measure Adjusted EBITDA . Rite Aid defines Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write - downs related to store closings, gains or losses on debt retirements, the WBA merger termination fee, and other items (including stock - based compensation expense, merger and acquisition - related costs, a non - recurring litigation settlement, severance, restructuring - related costs and costs related to facility closures and gain or loss on sale of assets) . The current calculation of Adjusted EBITDA reflects a modification made in the second quarter of fiscal 2019 to eliminate the add back of revenue deferrals related to our customer loyalty program and to present amounts previously included within other as separate reconciling items . The presentation includes a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP financial measure . Non - GAAP Financial Measures 3

© 2020 Rite Aid. All rights reserved. It’s a New Day at RITE AID 4

© 2020 Rite Aid. All rights reserved. Who Are We? 5 Revenue 31% 41 % Adj. EBITDA 65 % LEADING PBM 4+ million members 2,400+ Retail Pharmacies 69 % Note: Figures represent mix for LTM ended May 30, 2020 35%

© 2020 Rite Aid. All rights reserved. Stores 1 st 2 nd 3 rd California 539 32% 35% 18% Pennsylvania 519 62% 24% 7% New York 318 30% 10% 25% Michigan 260 72% 3% 10% Ohio 208 62% 15% 3% Washington 134 42% 42% 11% Oregon 71 55% 10% 25% 6 WA 134 ID 14 OR 71 NV 1 CA 539 CO 3 MI 260 OH 208 PA 519 VA 70 MA 10 CT 34 NJ 129 DE 38 NY 318 MD 43 VT 6 NH 60 EnvisionRx HQ Non - GAAP Financial Measures Strong Presence in Key States Represents our position in CBSA’s where we have a presence, based on store count as of May 30, 2020

## Recent Highlights

- ✓ New leadership team with top talent
- ✓ Solid revenue growth, strong adjusted EBITDA
- ✓ Increasing same-store sales in both the pharmacy and front end
- ✓ Grew front end market share 270 bps in Q1 FY21
- ✓ Elixir drove strong revenue growth, grew adjusted EBITDA
- ✓ Announced actions to further reduced corporate expenses by $55 million on a run rate basis
- ✓ Our two recent bond exchanges have reduced the outstanding amount of our April 2023 bonds to less than $100 million.

## Q2 Trends & FY 21 Expectations

Fiscal Q2 to date (7 weeks ended July 18, 2020)

- ✓ Same store front end sales up 7.26%*
- ✓ Same store prescription counts up 2.04%
  - ✓ Prescription counts negatively impacted by a 7.7% decline in acute scripts due to postponement of outpatient medical visits and elective surgical procedures in connection with the COVID-19 pandemic
- ✓ Withdrew full year guidance due to challenge of forecasting potential positive and negative impacts of COVID-19
- ✓ Expect full year to be cash flow positive

*Front end sales excludes tobacco

7

© 2020 Rite Aid. All rights reserved.

8 Q1 FY2021 at a Glance ( excluding tobacco ) Adjusted EBITDA

9

© 2020 Rite Aid. All rights reserved. Our Key Strategic Pillars Unlocking the value of our pharmacists Becoming the dominant mid - market PBM Renewing our retail and digital experience 10

© 2020 Rite Aid. All rights reserved. Family with kids with dog and pets elixir is the ONLY independent pharmacy owned national PBM 11

© 2020 Rite Aid. All rights reserved. __________ is an important part of Rite Aid’s future 12 We believe we can position elixir as the dominant mid - market PBM • Completed the recruiting and hiring of our new leadership team • Integration is moving forward as planned • Rebranding is well underway • Improved technology infrastructure and best - in - class digital experience • Q1 Revenue increased $411 million / 26.2% • Q1 Adjusted EBITDA grew $18 million • Expected client retention rate of approximately 95% for calendar 2021 selling season

© 2020 Rite Aid. All rights reserved. 13% 30% Our goal is to grow Rite Aid share of Elixir members Source: IQVIA 13

14 Unlocking the Value of the Pharmacist

© 2020 Rite Aid. All rights reserved. 90% of consumers trust their pharmacist 25 - 30 average engagements per year with pharmacists Source: Drug Topics “Pharmacists Top Most Trusted Professionals in Gallup Poll” 15

© 2020 Rite Aid. All rights reserved. Empower the Pharmacists Comprehensive Wellness Rite Aid’s Solution 16

© 2020 Rite Aid. All rights reserved. in the pharmacy 17 x 40 basis point same - store prescription count growth, even with COVID - 19 headwind x Increased COVID - 19 testing x 258 sites with the capacity to conduct 94,000 tests weekly x Prescription delivery business expanded to all stores x Deliveries increased 86% in Q1 x CDC updated guidance to resume immunizations x Ordered 40% more flu immunizations than the previous year x Pharmacists are prepared to consult on ancillary vaccinations, vitamins and supplements

© 2020 Rite Aid. All rights reserved. 18 “Our Stores are Transforming” First Arrivals in Fall of 2020 We Have Begun Our New Store Signage Initiative

© 2020 Rite Aid. All rights reserved. Millennial and Gen X Women 19 Sharpening Target Customer Focus Primary Family Caregiver

© 2020 Rite Aid. All rights reserved. Evolving merchandise 20 “Must be on trend and always relevant”

© 2020 Rite Aid. All rights reserved. Digital and Omnichannel Experience 21 We’re investing in our Digital Experience

© 2020 Rite Aid. All rights reserved. Seamless Consumer Experience 22 Cohesive experience digitally and in - store

© 2020 Rite Aid. All rights reserved. Summary 23 x New energized leadership team x Maximizing value of PBM & Pharmacy strength x Taking steps to reduce debt and address near term maturities x Strategy for success put in place early 2020 x Strong execution in COVID - 19 environment x Early results are showing progress

© 2020 Rite Aid. All rights reserved. Family with kids with dog and pets 24 APENDIX APPENDIX

($ in thousands) Q 1 - Fiscal 2021 Reconciliation of Net Loss to Adjusted EBITDA 25 13 Weeks Ended May 30, 2020 13 Weeks Ended June 1, 2019 Net Loss $ (72,702) $ (99,339) Adjustments: Interest expense 50,547 58,270 Income tax (benefit) expense (8,018) 7,374 Depreciation and amortization 79,103 83,926 LIFO (credit) charge (12,066) 7,489 Lease termination and impairment charges 3 ,753 478 Intangible asset impairment charges 29 ,852 - Merger and Acquisition - related costs - 3,085 Stock - based compensation expense 1,874 5,380 Restructuring - related costs 35,735 43,350 Inventory write - downs related to store closings 834 841 G ain on sale of assets, net (2,260) (2,712) Other 740 2,205 Adjusted EBITDA $ 107,392 $ 110,347 Percent of revenues 1.78% 2.05%

26